EXHIBIT 10.5

HOTEL SERVICES AGREEMENT

This HOTEL SERVICES AGREEMENT (this “Agreement”), dated as of November 6, 2019, is entered into by and among Archie Bennett, Jr. (“ABennett”), Monty J. Bennett (“MBennett” and collectively with ABennett, the “Bennetts”), MJB Investments, LP, a Delaware limited partnership (“MJB Investments” and collectively with the Bennetts, the “Bennett Parties,” and each of the Bennett Parties, individually, a “Bennett Party”), Ashford Nevada Holding Corp. (to be renamed Ashford Inc.), a Nevada corporation (“New Holdco”), Remington Holdings, L.P., a Delaware limited partnership (“Remington”), Ashford Hospitality Services LLC, a Delaware limited liability company (“AHS”), and Premier Project Management LLC, a Maryland limited liability company (“Premier” and collectively with New Holdco, Remington and AHS, the “Ashford Parties”). Each of the Bennetts, MJB Investments and the Ashford Parties is referred to herein as a “Party” and collectively as the “Parties.”  As provided in Section 1.1(e), the estate of ABennett (upon his death) and the estate of MBennett (upon his death) each shall have the option to become a “Bennett Party” and a “Party” under this Agreement.

WHEREAS, for purposes of this Agreement, the following additional capitalized terms have the indicated meanings:

“Bennett-Owned Properties” means, with respect to any Hotel Properties in which any Bennett Party, together or separately, owns, directly or indirectly (other than through their respective ownership interests in Ashford Hospitality Trust, Inc. or Braemar Hotels & Resorts, Inc.), in the aggregate at least a five percent (5%) interest;

“Combination Agreement” means the Combination Agreement, dated as of May 31, 2019, as amended to date, among New Holdco, the Bennett Parties, Remington and certain other persons and entities;

“Existing Hotel Services Agreements” means the following agreements, each dated as of August 8, 2018: (i) Braemar Master Project Management Agreement, among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc., Project Management, LLC and Braemar Hospitality Limited Partnership; (ii) Amended and Restated Braemar Hotel Master Management Agreement, among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc. and Remington Lodging & Hospitality, LLC; (iii) Master Project Management Agreement, among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Tenant Corporation, Project Management, LLC and Ashford Hospitality Limited Partnership; (iv) Consolidated, Amended and Restated Hotel Master Management Agreement, among Ashford TRS Corporation, RI Manchester Tenant Corporation; CY Manchester Tenant Corporation and Remington Lodging & Hospitalilty, LLC; (v) Project Management Agreement, among Marietta Leasehold, LP and Project Management, LLC; and (vi) Amended and Restated Hotel Management Agreement, among Marietta Leasehold, LP and Remington Lodging & Hospitality, LLC, pursuant to which the providers of the Hotel Services thereunder have provided such services to the recipients of such services thereunder on the terms set forth therein;

“Hotel Management Business” means hotel management activities conducted by AHS or Remington within the lodging industry, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures), and related services.

“Hotel Properties” means the ownership, directly or indirectly, of any interest in real properties in the lodging industry;

“Hotel Services” means the provision of Project Management Business services and/or Hotel Management Business services in respect of any Bennett-Owned Property upon the occurrence of a Hotel Services Triggering Event;

“Hotel Services Recipients” means any Bennett-Owned Property in respect of which Hotel Services are being provided by the Ashford Parties upon the occurrence of a Hotel Services Triggering Event;

“Hotel Services Triggering Event” means the exercise by any Bennett Party or any of their respective affiliates of the right to require the Ashford Parties to provide Hotel Services in respect of any Bennett-Owned Property pursuant to this Agreement;

“Project Management Business” means project management activities conducted by Premier within the lodging industry, including general project management, construction management, interior design, architectural services, and the purchasing, expediting, warehousing, freight management, installation and supervision of furniture, fixtures, and equipment, and related services; and

Any other capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Combination Agreement;

WHEREAS, the Parties desire to enter into this Agreement in connection with the potential provision of Hotel Services by the Ashford Parties in respect of any Bennett-Owned Properties upon the occurrence of a Hotel Services Triggering Event with respect to any Bennett-Owned Property; and

WHEREAS, it is a condition under the Combination Agreement that the Parties enter into this Agreement.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby covenant and agree as follows:

ARTICLE I
HOTEL SERVICES

Section 1.1            Provision of Hotel Services; Term of Agreement.

(a)           During the period referenced in Section 1.1(b) (the “Term”) and subject to the occurrence of a Hotel Services Triggering Event (which may individually occur with respect to each Bennett-Owned Property from time to time), the Ashford Parties hereby agree to provide the Hotel Services to the Hotel Services Recipients, as directed by any of the Bennett Parties or their respective designated representatives, and the Hotel Services Recipients hereby agree to pay the Ashford Parties for the Hotel Services Costs as provided in Section 2.1.  The Parties acknowledge and agree that the Hotel Management Business services shall be performed by AHS, Remington or one or more of their respective Subsidiaries, and the Project Management Business services shall be performed by Premier, or another Subsidiary of Ashford Hospitality Advisors LLC.

(b)           Subject to the succeeding sentence, the Hotel Services shall be provided hereunder by the Ashford Parties on a property-by-property basis in respect of each Bennett-Owned Property from the date of the Hotel Services Triggering Event for such Bennett-Owned Property until the last to occur of: (i) the tenth (10th) anniversary of the date of the Hotel Services Triggering Event for such property; (ii) the death of ABennett; and (iii) the death of MBennett.  This Agreement may be terminated: (1) on the date on which all of the Bennett Parties and all of the Hotel Services Recipients request (upon not less than thirty (30) days advance written notice) that all Hotel Services then being provided in respect of all Bennett-Owned Properties shall be terminated; or (2) at the option of the non-breaching Party, following a material breach of this Agreement by the breaching Party, which, for the avoidance of doubt, includes, without limitation, failure by any Hotel Services Recipient to pay the invoices submitted by the Ashford Parties in accordance with Section 2.1(c) for the Hotel Services, and which breach is not cured within sixty (60) days from the delivery of written notice of such breach to the breaching Party.

(c)           The scope, quality and quantity of the Hotel Services, and the amount and quality of the time and resources to be devoted by the Ashford Parties to provide the Hotel Services, will generally be in accordance with the historical practices of Premier, Remington, and/or their respective Affiliates prior to the date of this Agreement, as generally evidenced by and generally on the terms contemplated in the Existing Hotel Services Agreements, but appropriately modified to reflect the terms of this Agreement and the circumstances of any Bennett-Owned Property in respect of which the Hotel Services are being provided.

(d)           Upon the occurrence of a Hotel Services Triggering Event in respect of any Bennett-Owned Property, the applicable Hotel Services Recipient and the applicable Ashford Parties, as well as the applicable Bennett Party or Parties, to the extent any of such Bennett Parties has a direct or indirect ownership interest in the applicable Bennett-Owned Property, each acting on a good-faith basis, will enter into a separate agreement (which may individually occur with respect to each Bennett-Owned Property from time to time) detailing the terms of the Hotel Services to be provided in respect of such Bennett-Owned Property.  Any such agreement will be consistent with the standards specified in Section 1.1(c) and the other applicable provisions of this Agreement.  In the event of a conflict between the provisions of this Agreement and the provisions of the Existing Hotel Services Agreements, then the provisions of this Agreement will govern the applicable matter.

(e)           During the Term and subject to the execution of a written joinder agreement pursuant to which it shall become a party to this Agreement, the estate of ABennett (upon his death) and the estate of MBennett (upon his death) each shall have the option to become a “Bennett Party” and a “Party” under this Agreement and, therefore, entitled to the benefits (and subject to the obligations) of the Bennett Parties and the Parties hereunder, including the right to receive the Hotel Services and the obligation to pay for the Hotel Services

Costs as provided in Section 2.1.  Unless and until such estate executes such joinder agreement, it shall not be treated as a “Bennett Party” or a “Party” under this Agreement or entitled to any of the benefits (or subject to any of the obligations) hereunder.

Section 1.2            Independent Contractor.  The Parties acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between or among the Parties and that all Hotel Services are provided by Ashford Parties as an independent contractor. The Parties are not joint employers for any purpose, and the Ashford Parties will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of its employees and representatives providing Hotel Services hereunder.

Section 1.3            No Representations Regarding Tax Treatment of Transition Services.  Each Party acknowledges and agrees that the other Parties make no representations as to any tax treatment or tax consequences to any Party of the provision or receipt of Hotel Services provided under this Agreement, and the Parties agree to consult their own independent tax advisers concerning such treatment.

ARTICLE II
PAYMENT FOR HOTEL SERVICES RECEIVED

Section 2.1            Determination of Costs; Dispute Resolution; Payment.

(a)           From and after the date hereof and during the Term, and notwithstanding any contrary provision contained in the Existing Hotel Services Agreements, the actual costs to the Ashford Parties of providing the Hotel Services to the Hotel Services Recipients, based on which employees of the Ashford Parties are actually engaged in providing the Hotel Services, based on the percentage of time spent by such employees in providing such services relative to the time spent by such employees on matters not relating to such Hotel Services, including applicable overhead and other expenses (based on the same percentage calculation) directly relating to the employees providing the Hotel Services, plus 5% (collectively, the “Hotel Services Costs”), will be determined, in good faith by the Parties jointly, on a monthly basis, in respect of each Bennett-Owned Property receiving Hotel Services, in each case commencing as of the calendar month following the commencement of Hotel Services in respect of such Bennett-Owned Property, and continuing thereafter as of the end of each succeeding month. The Hotel Services Costs will not include any sales, marketing and/or account management costs relating to the pursuit by the Ashford Parties of business from third parties.

(b)           In the event of a dispute between the Hotel Services Recipients, on the one hand, and the Ashford Parties, on the other hand, concerning the Hotel Services Costs in respect of any period, and notwithstanding any contrary provision contained in the Existing Hotel Services Agreements, then the Hotel Services Recipients, on the one hand, and the Ashford Parties, on the other hand, shall mutually engage a recognized certified public accountant acceptable to each of the them to review disputed items and to determine the Hotel Services Costs for the period in question; provided, however, if such Parties cannot agree on a mutually acceptable certified public accountant, the Hotel Services Recipients, on the one hand, and the Ashford Parties, on the other hand, each shall name a recognized certified public accountant and those two certified public accountants shall select a third recognized certified public accountant which shall be used for the purposes of this Section 2.1(b).  The selected certified public accountant’s opinion concerning the Hotel Services Costs for the period in question shall be final and binding on all Parties.  The expenses of the certified public accountant will be borne by the Ashford Parties, on the one hand, and the Hotel Services Recipients, on the other hand, in the same proportion by which their respective positions as initially presented to the consultant differs from the final resolution as determined by the certified public accountant.

(c)           The Hotel Services Costs for each period during the Term, as finally determined pursuant to Section 2.1(a) or Section 2.1(b), as applicable, and notwithstanding any contrary provision contained in the Existing Hotel Services Agreements, will be invoiced, in arrears, by the Ashford Parties to the applicable Hotel Services Recipients and the applicable Hotel Services Recipients will reimburse the Ashford Parties within ten (10) days of the receipt by the Hotel Services Recipients of such invoice.  All reimbursement payments by the applicable Hotel Services Recipients to the Ashford Parties pursuant to this Section 2.1(c) will be made in U.S. dollars in immediately available funds.

ARTICLE III
MISCELLANEOUS

Section 3.1            Notices.  All notices and other communications hereunder shall be in writing, and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) or transmitted by facsimile to the Parties at their respective addresses specified in the Combination Agreement (or at such other addresses for a Party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received.

Section 3.2            Representations and Warranties.  Each Party hereby represents and warrants to the other that such Party has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

Section 3.3            Timing.  The Parties acknowledge that this Agreement was executed (a) simultaneously with the execution of the Merger Agreement, the Remington Contribution Agreement, the Transition Cost Sharing Agreement, the Investor Rights Agreement and the Non-Competition Agreement, (b) simultaneously with the filing for record with the Maryland State Department of Assessments and Taxation of the Articles of Merger (as defined in the Merger Agreement) (with a delayed effective time, as specified therein), (c) simultaneously with the filing for record with the Nevada Secretary of State of the New Holdco Preferred Stock Certificate of Designation (with a delayed effective time, as specified therein), and (d) prior to the Effective Time (as defined in the Merger Agreement).  This Agreement will be effective upon the contribution of the Remington Securities to New Holdco pursuant to the Remington Contribution Agreement.  This Agreement shall be effective upon consummation of the Remington Contribution.

Section 3.4            Entire Agreement.  This Agreement supersedes all prior written, and prior and contemporaneous oral, discussions and agreements between the Parties with respect to the subject matter of hereof and contains the sole and entire agreement between the Parties with respect to the subject matter hereof, but subject to the terms of any agreement entered into as provided in Section 1.1(d).

Section 3.5            No Waiver.  Subject to the terms of any agreement entered into as provided in Section 1.1(d), no failure or delay on the part of any Party to exercise, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by applicable Law.

Section 3.6            Amendments.  Any provision of this Agreement, or of any agreement entered into as provided in Section 1.1(d), may be amended, modified, supplemented or waived only by an instrument in writing duly executed by the Parties and the applicable Hotel Services Recipients.  Any such amendment, modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument affecting the same and shall be binding upon the Parties and the applicable Hotel Services Recipients.

Section 3.7            Severability.  Any provision of this Agreement, or of any agreement entered into as provided in Section 1.1(d), that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and in lieu of such prohibited or unenforceable provision, a legal, valid and enforceable provision as similar in terms to such prohibited or unenforceable provision as may be permitted and enforceable in the applicable jurisdiction(s) shall be deemed added as a part of this Agreement.

Section 3.8            Counterparts.  This Agreement, and any agreement entered into as provided in Section 1.1(d), may be executed in any number of counterparts (including by facsimile or PDF), all of which taken together shall constitute one and the same instrument and any of the Parties may execute this Agreement by signing any such counterpart.  If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.

Section 3.9            Successors and Assigns.  Subject to Section 1.1(e), neither this Agreement, nor any agreement entered into as provided in Section 1.1(d), shall be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of each other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.  This Agreement, and any agreement entered into as provided in Section 1.1(d), shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 3.10          Governing Law.  THIS AGREEMENT, AND  ANY AGREEMENT ENTERED INTO AS PROVIDED IN SECTION 1.1(D), AND ANY CLAIM, ACTION, DISPUTE OR REMEDY ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY SUCH AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE APPLICABLE LAWS OF THE STATE OF TEXAS AND APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF ANOTHER JURISDICTION.

Section 3.11          Submission to Jurisdiction; Service; Waivers.

(a)           For all purposes of this Agreement, and any agreement entered into as provided in Section 1.1(d), and for all purposes of any Action arising out of or relating to the transactions contemplated by this Agreement or any such agreement or for recognition or enforcement of any judgment, each Party submits to the personal jurisdiction of the state or federal courts located in Dallas County, Texas, and hereby irrevocably and unconditionally agrees that any such Action, claim, dispute or remedy may be heard and determined in such Texas court or, to the extent permitted by applicable Law, in such federal court.  Each Party agrees that a final judgment in any such Action may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable Law.

(b)           Each Party irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so: (i) any objection that it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or any agreement entered into as provided in Section 1.1(d) or any related matter in any Texas state or federal court located in Dallas County, Texas; and (ii) the defense of an inconvenient forum to the maintenance of such Action in any such court.

(c)           Each Party irrevocably consents to service of process by registered mail, return receipt requested, as provided in Section 3.1.  Nothing in this Agreement or any agreement entered into as provided in Section 1.1(d) shall affect the right of any Party to serve process in any other manner permitted by applicable Law.

(d)           EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT OR OF ANY AGREEMENT ENTERED INTO AS PROVIDED IN SECTION 1.1(D) OR THAT OTHERWISE RELATES TO THIS AGREEMENT OR ANY SUCH AGREEMENT.

Section 3.12          No Third-Party Beneficiaries.  This Agreement, and any agreement entered into as provided in Section 1.1(d), is for the sole benefit of the Parties, any applicable Hotel Services Recipient and their permitted successors and assigns and nothing in this Agreement or any such other agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement or any such other agreement.

Section 3.13          Titles and Headings.  Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each Party as of the date first above written.

ASHFORD NEVADA HOLDING CORP.

By:	/s/ Robert G. Haiman
Name:	Robert G. Haiman
Title:	Secretary

ASHFORD HOSPITALITY SERVICES LLC
By: Ashford Advisors, Inc., its member

By:	/s/ Robert G. Haiman
Name:	Robert G. Haiman
Title:	Executive Vice President, General Counsel & Secretary

PREMIER PROJECT MANAGEMENT LLC

By:	/s/ Robert G. Haiman
Name:	Robert G. Haiman
Title:	Executive Vice President, General Counsel & Secretary

REMINGTON HOLDINGS, LP

By:	Remington Holdings GP, LLC, its general partner

By:	/s/ Archie Bennett, Jr.
Name:	Archie Bennett, Jr.
Title:	Member

By:	/s/ Monty J. Bennett
Name:	Monty J. Bennett
Title:	Member

[Signature Page to Hotel Services Agreement]

/s/ Archie Bennett, Jr.
Archie Bennett, Jr.

/s/ Monty J. Bennett
Monty J. Bennett

MJB INVESTMENTS, LP
By:	MJB Investments GP, LLC, its general partner

	By:	/s/ Monty J. Bennett
	Name:	Monty J. Bennett
	Title:	Sole Member

[Signature Page to Hotel Services Agreement]